Exhibit 10.1
PURCHASE AND SALE AGREEMENT
By and between
CORNERSTONE REALTY FUND, LLC
as Seller,
and
REXFORD INDUSTRIAL FUND V, L.P.
as Purchaser
September 1, 2011

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PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT is made as of September 1, 2011, by and between CORNERSTONE REALTY FUND, LLC, a California limited liability company (the “Seller ”), and REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership (the “Purchaser”).
WITNESSETH:
     WHEREAS, the Seller is the owner of the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in Section 1); and
     WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Property, subject to and upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
     1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:
          1.1 “Agreement” shall mean this Purchase and Sale Agreement, together with any exhibits and schedules attached hereto, as it and they may be amended from time to time as herein provided.
          1.2 “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of California are authorized by law or executive action to close.
          1.3 “Closing” shall have the meaning given such term in Section 2.2
          1.4 “Closing Date” shall have the meaning given such term in Section 2.2.
          1.5 “Commitment” shall have meaning set forth in Section 3.1.
          1.6 “Deposit” and “Initial Deposit” and “Additional Deposit” shall have their respective meanings as set forth in Section 2.3.
          1.7 “Escrow Agent” shall have the meaning set forth in Section 2.4.
          1.8 “Existing Surveys” shall mean the existing ALTA survey, if any, and any other “as-built” survey, for each Property.
          1.9 “Existing Title Policies” shall mean the existing title insurance policy for each Property.
          1.10 “Grant Deeds” shall have the meaning set forth in Section 4.1(a).

          1.11 “Improvements” shall mean the Seller’s entire right, title and interest in and to the existing buildings, fixtures and other structures and improvements situated on, or affixed to, the Land.
          1.12 “Land” shall mean, the Seller’s entire right, title and interest in and to (a) the parcel(s) of land described in Exhibit A hereto, together with (b) all easements, rights of way, privileges, licenses and appurtenances which the Seller may own with respect thereto.
          1.13 “Leases” shall mean the leases identified in the Rent Roll and any other leases hereafter entered into in accordance with the terms of this Agreement, and all of Seller’s rights and interests therein, including Seller’s rights to any tenant deposits held by or for Seller pursuant to the Leases. Leases shall also include, whether or not identified in the Rent Roll, Seller’s interest in expired leases previously affecting the Property to the extent Purchaser must succeed to the rights under such leases in order to enforce the indemnity, defense, and other obligations of the lessee thereunder with respect to injury to persons or damage to property (including, without limitation, with respect to hazardous materials or toxic waste).
          1.14 “Other Property” shall mean the Seller’s entire right, title and interest in and to (a) all fixtures, machinery, systems, equipment and items of personal property owned by the Seller and attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any, (b) all freely assignable intangible property owned by the Seller arising from or used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any; and (c) all use, occupancy, building and operating licenses, permits, approvals, and development rights, if any, and (d) all freely assignable plans and specifications related to the Land and Improvements, if any. Seller shall not be required to obtain any consents to assignment of the Other Property as a condition to closing, but Seller shall reasonably cooperate with any requests by Purchaser to seek such consents; provided that such obligation to cooperate shall not require Seller to pay any consent fees.
          1.15 “Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable; (b) the Leases, and (c) such other nonmonetary encumbrances with respect to the Property as may be shown on any supplemental title report which are not objected to by the Purchaser (or which are objected to, and subsequently waived, by the Purchaser) in accordance with Section 3.1.
          1.16 “Property” or “Properties” shall mean, collectively, all of the Land, the Improvements and the Other Property. The Property consists of six (6) industrial parks. Where applicable, as used herein, the term “Property” shall also mean any one of, or each, of the Properties.
          1.17 “Purchase Price” shall mean Twenty-Five Million One Hundred Thousand Dollars ($25,100,000.00) in good funds, plus or minus all adjustments, prorations, and credits as provided in this Agreement, and as may be allocated among the Properties as set forth in Section 2.1 below.
          1.18 “Purchaser” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.

          1.19 “Rent Roll” shall mean Schedule 1 to this Agreement.
          1.20 “Seller” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.
          1.21 “Survey” shall have meaning set forth in Section 3.2.
          1.22 “Title Company” shall mean First American Title Insurance Company at the office set forth in Section 12.3: Attention Lance Capel, Title Officer.
          1.23 “Title Inspection Period” shall have the meaning set forth in Section 3.1.
     2. PURCHASE AND SALE; CLOSING.
          2.1 Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. Purchaser shall have the right, no later than ten (10) days prior to the Closing, to provide written notice to Seller of Purchaser’s election to allocate a portion of the Purchase Price to each of the Properties, which allocation shall be: (i) reasonable, (ii) not materially disproportionate based on the relative value of the Properties, and (iii) reflected in the Closing statements and other documents to be exchanged, delivered or recorded at Closing.
          2.2 Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing” ) to be processed at the offices of the Escrow Agent on or before October 14, 2011. The Closing shall be the date that each of the Grant Deeds for the Properties is recorded in the applicable County recorder’s office. All of the Grant Deeds shall be recorded on the same Business Day (California time). Purchaser shall not have the right under this Agreement to acquire any individual Property or less than all of Properties, rather, any Closing that occurs shall be with respect to all of the Properties simultaneously.
          2.3 Payment of Purchase Price.
          (a) Within two (2) Business Days of Opening of Escrow pursuant to Section 2.4, Purchaser shall deposit in escrow with Escrow Agent (as defined in Section 2.4) as the initial earnest money deposit the sum of Five Hundred Thousand Dollars ($500,000.00) (the “Initial Deposit” ) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement including, without limitation, Section 3.3 below. If Purchaser does not terminate this Agreement on or prior to the date of expiration of the Property Inspection Period as provided in Section 3.3 below, then on the second Business Day after expiration of the Property Inspection Period, Purchaser shall deposit with Escrow Agent an additional Five Hundred Thousand Dollars ($500,000.00) (the “Additional Deposit” ) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement. The Initial Deposit and Additional Deposit, or so much thereof as may be held at any time by Escrow, together with all interest earned thereon is referred to herein collectively as the “Deposit.” In addition to the Initial Deposit, Purchaser shall, concurrently with its execution of this Agreement, deliver to Seller the amount of One Hundred Dollars ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.
          If the Escrow is not opened pursuant to Section 4 on or before the date two (2) Business Days after the Opening of Escrow and Purchaser is solely responsible for such failure, or if Purchaser fails to deposit the Initial Deposit or the Additional Deposit on or before the applicable date specified above, this Agreement and the Escrow shall automatically stand terminated without further notice in which event Escrow Agent shall return any Deposit to Purchaser and Seller and Purchaser shall have no further obligations under this Agreement except those that expressly survive termination hereunder.
               (b) One (1) Business Day prior to the Closing Date, the Purchaser shall deposit in Escrow with Escrow Agent the balance of the Purchase Price, subject to adjustment as provided in Article 9.
          2.4 Escrow Agent. Purchaser and Seller hereby engage First American Title Insurance Company (attention: Kathleen Huntsman) at the office set forth in Section 12.4 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein. This Agreement shall constitute escrow instructions to Escrow Agent; provided, however, in the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control. “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement from Seller and Purchaser together with the Initial Deposit. Escrow Agent shall give Seller and Purchaser written notice of the date of Opening of Escrow and its signature hereto indicating its acceptance of the escrow instructions. Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow,” the “Closing,” or by similar words) when all documents and funds necessary to close this transaction have been received by Escrow Agent and the Grant Deeds conveying title to the Properties Purchaser has been recorded in accordance with Section 2.2.
     3. TITLE, DILIGENCE MATERIALS, ETC.
          3.1 Title. Escrow Agent is hereby instructed to, within five (5) days after the date of Opening of Escrow, provide to Purchaser a Commitment for Title Insurance relating to each Property (which Commitment, together with any amendments thereto is referred to as the “Commitment”), disclosing all matters of record which relate to the title to each Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in Section 4.2. Escrow Agent shall also simultaneously cause legible copies of all instruments and other documents referred to in the Commitment (collectively, the “Underlying Documents”) to be furnished to Purchaser. On or prior to the date ten (10) days following its receipt of the Commitment and Underlying Documents, (the “Title Inspection Period”), the Purchaser shall give the Seller written notice of any title exceptions (other than Permitted Exceptions) set forth on the Commitment as to which the Purchaser objects, in its sole and absolute discretion. The Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects; provided, however, that Seller shall be obligated to remove, satisfy or otherwise eliminate, on or before Closing, all monetary liens (other than liens for property taxes not yet due and payable); provided, further, however, that any cure or removal by endorsement shall be subject to Purchaser’s approval, which Purchaser may withhold or grant in its reasonable discretion. If Seller elects to take such actions as may be required to cause such exceptions as to which Purchaser has objected to be removed from the Commitment, the Seller shall, on or before the fifth (5th) Business Day following delivery of Purchaser’s objections, give the Purchaser written notice thereof; it being understood and agreed that the failure of the Seller to timely give such written notice as to any matters objected to by Purchaser shall be deemed an election by the Seller not to remedy such matters. If the Seller elects (or is deemed to have elected) not to cure any title defects to which the Purchaser has so objected, the Purchaser may elect (i) to terminate this Agreement, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof (whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions). The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth (5th) Business Day after delivery of the Seller’s notice of its unwillingness or inability to cure (or deemed election not to cure) such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. Escrow Agent shall also promptly deliver to Purchaser any updated or revised Commitment, and the corresponding Underlying Documents, which reflect any new lien, encumbrance, or other exception to title not disclosed in a Commitment previously received by Purchaser (a “New Title Matter”), as to which the same procedures, rights and other provisions set forth above in this Section 3.1 shall apply, except that the Title Inspection Period with respect to any such New Title Matter shall be five (5) days. Purchaser shall have no right to disapprove any survey inspection after the expiration of the Title Inspection Period, except to the extent such survey inspection pertains to a New Title Matter as to which Purchaser may exercise its disapproval right as provided in this Section 3.1.
          3.2 “Survey”. Seller shall, within five (5) days after the Opening of Escrow, provide Purchaser with any Existing Surveys to the extent such exist and are in Seller’s possession or control. Purchaser may, at its cost, cause any such survey to be updated, or, in the event there is no Existing Survey, cause a new survey to be prepared (collectively, the “Survey”). Purchaser shall have until (i) the end of the Title Inspection Period to object in writing to any matter shown in the Survey of any individual property as to which Seller has provided Purchaser with a Survey or (ii) the end of the Property Inspection Deadline to object in writing to any matter shown in the Survey of any individual property as to which Seller has not provided Purchaser with a Survey; except in each case as to matters disclosed in the Survey due to New Title Matters (in which case the time periods applicable to New Title Matters shall govern). If Purchaser fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Purchaser. If Purchaser does object in writing to any matter shown in the Survey, Purchaser shall specify the matter objected to in the Title Objection Notice.
          3.3 Property Documents. Purchaser hereby acknowledges that Seller has delivered to Purchaser the Rent Roll and true and correct copies of documents set forth on

Schedule 2 (the “Property Documents”). Seller may provide such copies to Purchaser in electronic format. Purchaser acknowledges and agrees that Seller’s Property Documents will be provided by Seller to accommodate and facilitate Purchaser’s investigations relating to the Land and the Property and that, except as expressly set forth herein, Seller makes no representations and warranties of any kind regarding the accuracy or thoroughness of the information contained in Seller’s Property Documents and Purchaser shall not be entitled to rely on the Property Documents. Purchaser must perform its own due diligence investigation of the Properties.
          Subject to the terms and conditions below, Purchaser shall have until 5:00 p.m. California time on September 30, 2011 (the “Property Inspection Period”) to review the Property Documents and perform a feasibility study with respect to the Property which may include market and engineering studies, leasing and financial investigations, soil tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Purchaser deems appropriate in its sole and absolute discretion. Subject to the rights of tenants of the Property under their respective leases and with reasonable advance notice to Seller, Seller shall cause access to the Property to be available to Purchaser and the persons so designated by it during the regular business hours of the respective Property, and shall afford them the opportunity to inspect and perform any tests upon the Property that Purchaser deems necessary or appropriate to determine whether the Property is suitable for Purchaser’s purposes, in Purchaser’s sole and absolute discretion. At Seller’s request, Seller and/or the involved tenant or its designees shall be entitled to accompany Purchaser during any such inspection or contact with any tenant. Purchaser shall have the right to conduct a Phase I environmental site assessment and, with Seller’s prior written consent (to be given or withheld in Seller’s sole and absolute discretion) a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Premises). Purchaser’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of tenants or their employees, licensees or invitees. Purchaser shall have the right to conduct tenant interviews with Seller’s prior consent, not to be unreasonably withheld, but with Purchaser to be accompanied by a Seller representative if required by Seller. Notwithstanding the foregoing, Purchaser shall not conduct any intrusive testing of any of the Properties without the prior written consent (deemed or otherwise) of Seller, not to be unreasonably withheld.
          If Purchaser, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, or any other aspect of the Property whatsoever, are not, in Purchaser’s sole and absolute discretion, satisfactory for any reason, or no reason at all, then Purchaser may elect, at any time on or prior to the date of expiration of the Property Inspection Period, to cancel this Agreement and the Escrow by written notice to Seller and Escrow Agent, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination. Upon termination by Purchaser, but not as a condition precedent to the return of the Deposit to Purchaser, Seller shall have the right to demand from Purchaser and pay the reasonable copying costs for copies of all documents obtained by or for Purchaser with respect to its investigations of the Property, except for such document which are of an internal and proprietary nature or the dissemination of which has been prohibited by the third-party preparer thereof. Notwithstanding anything else contained herein to the contrary, if Purchaser has not provided Seller with a written notice of disapproval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed approved by Purchaser. When Purchaser gives Seller written notice of approval of its due diligence or is deemed to have given Seller notice of such approval, the Deposit shall be non-refundable to Purchaser except for a default by Seller (or a casualty or condemnation event, which shall be governed by other provisions of this Agreement). If Purchaser cancels this Agreement as provided in this Section 3.3, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Purchaser all documents Purchaser deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Deposit to Purchaser. Upon such event, this Agreement and the Escrow shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement. If Purchaser does not elect to cancel this Agreement as provided in this Section 3.3, Purchaser shall be deemed to have approved all matters concerning the Property and elected to proceed with the acquisition of the Property in accordance with and subject to the terms and conditions of this Agreement.
     Purchaser or Purchaser’s representatives, agents and/or consultants shall keep in full force and effect general liability insurance from an insurance company and in form and substance reasonably approved by Seller, naming Seller as an additional insured during Purchaser’s or Purchaser’s agents, representatives and/or consultants entries and inspections of the Property, as follows:
     A. Commercial general liability insurance with combined single limits of not less than $2,000,000.00 per occurrence for bodily injury and property damage, containing an endorsement insuring against damage to the Property and to or from underground utilities.
     B. Any contractor hired to perform environmental tests to the Property shall maintain errors and omissions or professional liability insurance covering injury or damage arising out of the rendering or failing to render professional services with limits of at least $2,000,000.00 per claim.
     C. All insurance maintained under this Section 3.3 shall be procured from insurance companies reasonably satisfactory to Seller.
     D. Notwithstanding the foregoing, Purchaser has previously provided Seller with a Certificate of Insurance evidencing Purchaser’s coverages by Federal Insurance Company which certificate identifies Seller as an additional insured. Seller hereby approves the coverages and insurance company denoted in said Certificate of Insurance.
Any damage, disturbance or other disruption of the Improvements or the Land or other portion of the Property caused by Purchaser or its employees, contractors or agents shall be promptly repaired and/or placed in the condition existing prior to disturbance thereof by Purchaser or its employees, contractors and agents upon completion of any activities by such parties on or with respect to the Property.

          3.4 Inspection Indemnity. Purchaser shall indemnify, defend and hold harmless Seller for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, to the extent arising as a result of each of the inspections by Purchaser and/or its employees, agents and contractors, and from and against any mechanic’s liens or claims of lien resulting therefrom (“Inspection Indemnity”); provided, however, that the Inspection Indemnity shall not include any pre-existing conditions at the Property except to the extent exacerbated by Purchaser. The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement, and shall not be subject to or limited by, the provisions of Section 12.13 hereof.
     4. CONDITIONS TO THE PURCHASER’S OBLIGATION TO CLOSE. The obligation of the Purchaser to acquire the Property shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:
          4.1 Closing Documents. The Seller and Purchaser as applicable shall have delivered, or cause to have been delivered, to the Escrow Agent the following:
               (a) A deed to each Property on the Escrow Agent’s standard form for the applicable County in which the Property is located (the “Grant Deeds” ), duly executed and acknowledged by the Seller, conveying title to the Property, free from all liens and encumbrances other than non-monetary liens and encumbrances of record, liens for taxes, assessments and governmental charges not yet due and payable; such other matters that would be disclosed by an ALTA Survey. The Grant Deeds shall provide for documentary transfer statements to not be disclosed of record;
               (b) An assignment by the Seller and an assumption by the Purchaser, in the form set forth on Exhibit “C” attached hereto (“Assignment of Leases”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities in, to and under the Leases;
               (c) Written notice to each of the tenants of the Property in the form set forth on Exhibit “ E” attached hereto ( “Notices to Tenants” ) executed by Seller and Purchaser which notifies the tenants to pay to the Purchaser all rent and other payments made by the tenants under the Leases from and after the Closing Date;
               (d) A general assignment by the Seller and an assumption by the Purchaser in the form set forth on Exhibit “B” attached hereto (“General Assignment”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities, if any, in, to and under all freely transferable Other Property;
               (e) A bill of sale executed by the Seller, without warranty of any kind except as expressly set forth in this Agreement, in the form set forth on Exhibit “D” attached hereto (“Bill of Sale” ), with respect to any personal property owned by the Seller, situated at the Property owned by Seller and used in connection with the Property (it being understood and agreed that no portion of the Purchase Price is allocated to personal property);
               (f) To the extent the same are in the Seller’s possession or control, copies of all Property Documents;

               (g) To the extent the same are in the Seller’s possession or control, duly executed original copies of the Leases;
               (h) A closing statement showing the Purchase Price, apportionments and fees, and costs and expenses paid in connection with the Closing, all according to the applicable provisions of this Agreement; provided, however, that neither Seller nor Purchaser shall be entitled to review the other’s closing statement; and
               (i) Such other conveyance documents, certificates, deeds and other instruments as the Escrow Agent or the Title Company may reasonably require and as are customary in like transactions in sales of property in similar transactions.
          4.2 Title Policy. The Title Company shall be prepared to issue, upon payment of the title premium, one or more ALTA title insurance policies in the aggregate amount of the Purchase Price (as same may be allocated as provided in Section 2.1, above), insuring title to each Property is vested in the Purchaser or its permitted designee or assignee, subject only to the Permitted Exceptions. Seller shall not be responsible for payment of any additional title premium due to Purchaser’s allocation of the Purchase Price between the Properties in a manner other than as set forth in Section 2.1.
          4.3 Other Conditions.
               (a) All representations and warranties of the Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Seller shall not be in default under this Agreement.
               (b) No later than five (5) Business Days prior to the Closing Date, Seller shall have obtained estoppel certificates from tenants comprising no less than seventy percent (70%) of the square footage of the Improvements of each Property (measured as of the Opening of Escrow) and including, in any event, tenant estoppels from every tenant under a Lease covering 4,000 or more rentable square feet (each, a “Major Tenant” and collectively, the “Major Tenants”), in the form prescribed by the particular tenant’s corresponding Lease, and if (and only if) no estoppel certificate form is prescribed by the particular Lease, then in a form attached hereto as Exhibit “F”, dated no earlier than thirty (30) days prior to Closing (the “Tenant Estoppels”). Tenant Estoppels presented to Purchaser and not objected to within three (3) Business days shall be deemed approved. Such Tenant Estoppels shall be consistent with each corresponding Lease, and shall not reveal any default by landlord or tenant, any right to offset rent by the tenant or any claim of the same. Notwithstanding the foregoing, any modification by a tenant to (i) to a form of tenant estoppel certificate to conform a statement to the applicable Lease or (ii) to the form of Estoppel Certificate attached hereto as Exhibit “F” to (a) qualify paragraph 7 thereof by such tenant’s knowledge or (b) to eliminate (1) the last sentence of paragraph 4, (2) the phrase “has been no material adverse change in the financial condition of Tenant, and there” from paragraph 11, (3) paragraphs 12, 14, 15, or 16, shall not be grounds for disapproval by Purchaser. Seller shall make reasonable efforts to obtain and deliver the Tenant Estoppels required under this Section 4.3(b), provided, however, in no event shall Seller be deemed in default under this Agreement in the event of Seller’s inability to timely provide all of the required Tenant Estoppels hereunder, and Purchaser’s sole remedy against

Seller in the event of Seller’s inability to provide the required Tenant Estoppels shall be to terminate this Agreement, receive a refund of its Deposit.
               (c) At such time as Seller delivers to Purchaser Tenant Estoppels from tenants comprising no less than seventy percent (70%) of the square footage of the Improvements of each Property (measured as of the Opening of Escrow), including in any event from all Major Tenants, in the form and satisfying the requirements provided above (collectively, the “Minimum Required Tenant Estoppels”), and same have not been disapproved by Purchaser as provided above, then the Purchaser’s condition to Closing set forth in this Section 4.3(b) shall automatically be deemed satisfied, and Seller shall have no obligation to execute any substitute Tenant Estoppels for any tenant that has not delivered an Estoppel Certificate, or for any Estoppel Certificate that has been disapproved by Purchaser. In the event that Seller is unable, despite its reasonable efforts to provide the Minimum Required Tenant Estoppels to Purchaser on or before the fifth (5th) Business Day prior to Closing, then Seller shall have the right in its sole discretion (but not the obligation) to satisfy the condition set forth in this Section 4.3(b) by providing substitute Estoppel Certificate(s) executed by Seller, and in the exact form as would be required per the foregoing provisions had the tenant signed such estoppel certificate (“Substitute Estoppel Certificate”), for any tenants who do not provide a Estoppel Certificate or whose Estoppel Certificate has been disapproved by Purchaser, provided, however, that Seller’s right to provide a Substitute Estoppel Certificate shall not apply to any Major Tenant, nor shall Seller be permitted to provide Substitute Estoppel Certificates for more than twenty percent (20%) of the square footage of the Improvements of any Property (measured as of the Opening of Escrow). Seller shall be automatically released from liability for any certification in any such Substitute Estoppel Certificate to the extent such certification is ultimately made to Purchaser by an Estoppel Certificate executed by the applicable tenant, whether prior to or following the Close of Escrow, provided such tenant estoppel certificate is in a form which would have satisfied the requirements of this Section 4.3(b) had it been timely delivered to Purchaser.
               (d) Seller shall not have received written notice of any material monetary or non-monetary default by any Major Tenant between the expiration of the Property Inspection Period and the Closing.
               (e) Purchaser shall not have terminated this Agreement in accordance with Section 10.1 or Section 10.2 below.
     5. CONDITIONS TO SELLER’ OBLIGATION TO CLOSE. The obligation of the Seller to convey the Property to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:
          5.1 Purchase Price. The Purchaser shall deliver to the Escrow Agent the Purchase Price payable hereunder (less the Deposit which shall be applied to the Purchase Price), subject to the adjustments set forth in Section 2.3, together with any closing costs to be paid by the Purchaser under Section 9.2.
          5.2 Closing Documents. The Purchaser shall have delivered to the Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where required.

          5.3 Other Conditions. All representations and warranties of the Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Purchaser shall not be in default under this Agreement.
     6. REPRESENTATIONS AND WARRANTIES OF SELLER. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as of the date of this Agreement and as of Closing, except as qualified by Schedule 3, as follows:
          6.1 Status and Authority of the Seller. The Seller is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its organizational documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
          6.2 Action of the Seller. The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
          6.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.
          6.4 Litigation. Seller has not received written notice that, nor to Seller’s actual knowledge is there, any investigation, action, claim or proceeding is pending, asserted, or threatened, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) involves condemnation or eminent domain proceedings against the Property or any portion thereof or (iii) if adversely determined, would have a material adverse affect upon the use or value of the Property or any portion thereof.
          6.5 Existing Leases. Subject to Section 8.1, other than the Leases listed in the Rent Roll, the Seller has not entered into any written contract or agreement with respect to the use or occupancy of the Property that will be binding on the Purchaser after the Closing. The copies of the Leases and all tenant correspondence files heretofore delivered by the Seller to the Purchaser are true, correct and complete copies thereof. The information set forth in the Rent Roll is true, correct and complete in all material respects. To Seller’s knowledge, neither Seller nor any tenant is in default under an applicable Lease which default is not denoted in the Rent Roll delivered to Purchaser.
          6.6 Agreements. Other than as set forth in the Property Documents, the Seller has not entered into any contract or agreement with respect to the Property which will be binding on the Purchaser after the Closing other than contracts and agreements being assumed by the Purchaser or which are terminable upon thirty (30) days notice without payment of premium or penalty.
          6.7 Not a Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
          6.8 Prohibited Person. For purposes of this Agreement, a “Prohibited Person” means any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order” ); (ii) a person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv). Seller represents and warrants to Purchaser, knowing that Purchaser is relying on such representation and warranty, that Seller is not a Prohibited Person.
          6.9 No Approval. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.
          6.10 Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally, nor does Seller have actual knowledge of any of the foregoing events having occurred with respect to any tenant (or subtenant) under any Leases.
          6.11 No Notices. Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act or any law of regulation respecting the presence of hazardous materials or toxic waste on the Property), which has not been cured or waived.
          6.12 Cause to be Untrue. Seller will not take or cause to be taken any intentional action which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow.
          The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of one (1) year, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Purchaser files a legal action in a court with appropriate jurisdiction for breach of the representations and warranties within said one (1) year period. References in this Article 6 to the “actual knowledge” of Seller shall refer only to the actual knowledge of Jon Carley, who Seller hereby represents to be, and who at Closing shall be, the person most knowledgeable and qualified to make the foregoing representations and warranties on behalf of Seller (which knowledge shall not include any imputed or constructive knowledge), and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose upon such designated individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or impose any personal liability on such individual. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was disclosed by Seller to Purchaser in writing prior to Closing; and (b) unless the valid claim for any single or aggregate claimed breach(s) is(are) more than Twenty Five Thousand and No/100 Dollars ($25,000.00), in which case Purchaser’s claim shall include the first dollar). In no event shall the total liability to Purchaser for all breaches of all representations and warranties of Seller in this Agreement exceed One Million Dollars ($1,000,000..00) for each of the six industrial parks that comprise the Property and Five Million Dollars ($5,000,000.00) in the aggregate for the entire Property. If prior to Closing, Seller’s representations, as made as of the Effective Date, are determined to be untrue in any material respect as of the Effective Date or if Seller’s representations, as remade on the Closing Date, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date, then Purchaser may, at Purchaser’s option, as its sole and exclusive remedy, terminate this Agreement by notice in writing to Seller, in which event Escrow Agent shall promptly refund the entire Deposit to Purchaser.
          6.16 AS-IS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, THE SELLER HAS NOT MADE, AND THE PURCHASER HAS NOT RELIED ON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTY, WHETHER MADE BY THE SELLER, ON THE SELLER’S BEHALF OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, THE FINANCIAL CONDITION OF THE TENANTS UNDER THE LEASES, TITLE TO OR THE BOUNDARIES OF THE PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS WASTES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL DEFECTS OR CONDITIONS, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS.

FURTHERMORE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING AND ANY OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY ARE LOCATED. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, (I) THE PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF RELYING UPON ITS OWN INVESTIGATION OR THAT OF ITS CONSULTANTS WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND (II) THE PURCHASER IS NOT RELYING UPON THE PROPERTY DOCUMENTS OR ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, MADE. THE PURCHASER HAS INSPECTED THE PROPERTY AND IS FULLY FAMILIAR WITH THE PHYSICAL CONDITION THEREOF AND, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT, SHALL PURCHASE THE PROPERTY IN ITS “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION ON THE CLOSING DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE EVENT THAT PURCHASER HAS ACTUAL KNOWLEDGE OF THE DEFAULT OF SELLER (A “KNOWN DEFAULT”), BUT NONETHELESS ELECTS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND PROCEEDS TO CLOSING, THEN THE RIGHTS AND REMEDIES OF PURCHASER SHALL BE WAIVED WITH RESPECT TO SUCH KNOWN DEFAULT UPON THE CLOSING AND SELLER SHALL HAVE NO LIABILITY WITH RESPECT THERETO. EXCEPT IN THE EVENT OF SELLER’S FRAUD, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENTS TO BE DELIVERED TO THE PURCHASER AT THE CLOSING, FROM AND AFTER THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S MEMBERS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION EXCEPT FOR FRAUD AND

SELLER’S OBLIGATIONS UNDER THIS AGREEMENT OR ANY DOCUMENT DELIVERED AT THE CLOSING (INCLUDING CAUSES OF ACTION IN TORT OTHER THAN FRAUD), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PROPERTY ITS OPERATION ANY WAY. IN CONNECTION WITH THE FOREGOING, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL STATE OR LOCAL LAW OR REGULATION THAT MAY LIMIT THE SCOPE OR EFFECT OF THE FOREGOING WAIVER AND RELEASE INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR” OR EQUIVALENT LAW OF ANY JURISDICTION, TO THE EXTENT APPLICABLE.
     This release by Purchaser shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

Purchaser’s Initials

     7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as follows:
          7.1 Status and Authority of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
          7.2 Action of the Purchaser. The Purchaser has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

          7.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.
          7.4 Litigation. Except as set forth on Schedule 3 the Purchaser has received no written notice that any investigation, action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
          7.5 Prohibited Person. Purchaser represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Purchaser is not a Prohibited Person.
          7.6 No Approvals. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.
          7.7 Bankruptcy. Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
          The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one (1) year, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Seller files a legal action in a court with appropriate jurisdiction for breach of Purchaser’s representations and warranties prior to the expiration of said period.
     8. COVENANTS OF THE SELLER. The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date or earlier termination of the Agreement as follows:
          8.1 Approval of Leasing. Following the execution of this Agreement, Seller will not extend, amend or terminate any existing Lease, or enter into any new Lease without providing Purchaser the following: (a) receiving Purchaser’s prior written (e-mail delivery is acceptable) approval which may be withheld in Purchaser’s reasonable discretion. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease, or new Lease within two (2) business days after Purchaser’s receipt of Seller’s written request therefor, which request must be accompanied by all material supporting documentation, including, without limitation, letters of intent, broker’s commissions, tenant improvement allowances, cancellation fees and any tenant financial information to the extent in Seller’s possession; provided, however, that Seller shall also provide Purchaser with a copy of the applicable Lease for any Major Tenant. If Purchaser does not respond to Seller’s request within such two (2) business day time period, then Purchaser will be deemed to have disapproved such amendment, termination or new Lease.
          8.2 Operation of Property. To continue to operate the Property substantially consistent with past practices.
          8.3 Compliance with Laws. To comply in all material respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Property, or the use or occupancy thereof, and (ii) all material terms, covenants and conditions of all agreements affecting the Property.
          8.4 Compliance with Agreements. To comply with each and every term, covenant and condition contained in the Leases and any other document or agreement affecting the Property.
          8.5 Notice of Material Changes or Untrue Representations. Upon learning of any material adverse change affecting the Property or any tenant under any Lease or any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading, promptly to notify the Purchaser thereof in writing.
          8.6 Insurance. To maintain, or cause to be maintained, all existing property insurance relating to the Property.
          8.7 Cooperation. The Purchaser and the Seller shall reasonably cooperate in complying with the requirements under the Leases in connection with the transfer and assignment of the Property and the Leases to the Purchaser.
     9. APPORTIONMENTS.
          9.1 Real Property Apportionments.
               (a) The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:
                    (i) to the extent same have been paid to Seller as of the Closing Date, monthly Rents that are not delinquent, operating costs, taxes and other fixed charges payable under the Leases;
                    (ii) to the extent same have been paid to Seller as of the Closing Date, percentage rents and other unfixed charges payable under the Leases;
                    (iii) fuel, electric, water and other utility costs, unless Purchaser elects to terminate service or otherwise transfer service to its own name, in which case there shall be no apportionment of such costs through Escrow at Closing;

                    (iv) municipal assessments and governmental license and permit fees;
                    (v) real estate taxes and assessments other than special assessments;
                    (vi) water rates and charges;
                    (vii) sewer and vault taxes and rents; and
                    (viii) all other items of income and expense normally apportioned in sales of property in similar situations in the jurisdiction where each Property is located.
          If any of the foregoing cannot be or are otherwise not apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than twelve (12) months after the Closing Date.
               (b) Subject to clause (iii) above, if there are water, gas or electric meters located at the Property, the Seller shall obtain readings thereof to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Seller or the Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculations. The parties agree to make such final recalculations within sixty (60) days after the Closing Date. At Closing, Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits. The provisions of this clause (b) shall only apply if water, gas or electrical charges are to be apportioned between Purchaser and Seller pursuant to clause (iii) above.
               (c) If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing with respect to periods before the Closing, the same shall be held in trust by the Seller or the Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to tenants under the Leases, and the balance, if any, shall be paid to the Seller.
               (d) If, on the Closing Date, the Property shall be or shall have been affected by any special or general assessment or assessments or real property taxes payable in a lump sum or which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Seller shall pay or cause to be paid at the Closing the unpaid installments of such assessments due and as of the Closing Date.

               (e) No insurance policies of the Seller are to be transferred to the Purchaser, and no apportionment of the premiums therefor shall be made.
               (f) At the Closing, the Seller shall transfer to, or cause to be credited to, the Purchaser the amount of all unapplied security deposits held pursuant to the terms of the Leases; provided, however, that if the amount of any security deposit stated in any Tenant Estoppels exceeds the amount stated in the Rent Roll with respect to the applicable tenant, then Purchaser shall be entitled to the amount of the security deposit stated in the applicable Tenant Estoppels unless Seller obtains a replacement estoppel that confirms the amount of the security deposit alleged owing by Seller.
               (g) Brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord under Leases (i) first entered into by the Seller after the Opening of Escrow and approved by Purchaser pursuant to the approval procedures set forth in Section 8.1, or otherwise, or (ii) due in connection with the renewal or extension of any existing Lease taking place after the Opening of Escrow, shall be apportioned between Purchaser and Seller with Seller being charged for the portion of the term that precedes the Closing and Purchaser being charged for the portion of the term on and after the Closing, unless the brokerage commission or tenant improvement allowance is given due to an extension of the lease term and then such costs shall only be allocated over the extended term. The Purchaser shall receive a credit at Closing for all unfunded brokerage commissions, tenant improvement allowances and other amounts payable by the Seller as landlord under Leases, as well as any free rent or other tenant credits that will occur on or after the Closing (in each case only to the extent) under leases entered into by the Seller prior to the date of this Agreement. Notwithstanding the foregoing, brokerage commissions or other amounts payable to Seller or Seller’s affiliates (or family members of its principals) shall not be allocated between Seller and Purchaser, with Seller being solely responsible therefore.
               (h) If a net amount is owed by the Seller to the Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price. If a net amount is owed by the Purchaser to the Seller pursuant to this Section 9.1, such amount shall be paid by Purchaser and credited to Seller at the Closing.
               (i) If, on the Closing Date, there are past due rents with respect to any Lease then such delinquent rents shall not be prorated at Closing. Any delinquent rents received by the Purchaser from a tenant after the Closing shall be applied between the parties, as follows: first, to the out of pocket expenses incurred by Purchaser in collecting such rents, and second, to rents due or to become due during the calendar month in which the Closing occurs, and third, to all other rents due or past due in inverse order to the order in which they became due (i.e., first to arrearages most recently occurring, then to older arrearages). Seller shall promptly remit to Purchaser all sums received by Seller from tenants after the Closing other than for rents for which Purchaser received credit hereunder. Any delinquent rents not paid to Purchaser shall bear interest at the maximum rate by law until paid. In no event shall the Seller have any right to take any action to collect any past due rents or other amounts following the Closing.
          The provisions of this Section 9.1 shall survive the Closing.

          9.2 Closing Costs.
               (a) The Purchaser shall pay (i) the costs its own diligence in connection with the transactions contemplated hereby; (ii) all premiums, charges and fees of the Title Company in excess of the premium for a standard owners CLTA title policy in the amount of the Purchase Price including for the Purchaser’s account the cost of extended coverage and any affirmative endorsements, and (iii) fifty percent (50%) of the Escrow Fee.
               (b) The Seller shall pay (i) the title insurance premium for a standard CLTA policy of title insurance in the amount of the Purchase Price, as well as the cost for any endorsements to cure title as to which Seller elected to cure by endorsement (where such cure was acceptable to Purchaser as provided in this Agreement), (ii) fifty percent (50%) of the Escrow Fee, (iii) all transfer taxes, transfer fees, documentary stamp taxes, and other similar fees, taxes or charges; and (iv) all recording fees.
               (c) Each party shall pay the fees and expenses of its attorneys and other consultants, except as provided in Section 12.9 of this Agreement.
               (d) Any other costs shall be allocated in accordance with customary practice in the jurisdiction in which the relevant Property is located.
     10. DAMAGE TO OR CONDEMNATION OF PROPERTY.
          10.1 Casualty. If, prior to the Closing, any portion of the Property (including, without limitation, any of the individual buildings making up any Property) is destroyed or damaged by fire or other casualty, or in the event that the physical condition of any Property otherwise suffers a material adverse change resulting in a diminution of value of five percent (5%) or more of such Property, the Seller shall promptly notify the Purchaser of such fact. In the event that (i) any damage by fire or other casualty causes any of the individual buildings making up any Property to be materially destroyed or damaged by fire or other casualty (i.e., five percent (5%) or more of any portion of the Property (including, without limitation, any of the individual buildings making up any Property), (ii) in the event that the physical condition of any Property otherwise suffers a material adverse change resulting in a diminution of value of five percent (5%) or more of such Property, or (iii) any fire or other casualty is not fully covered by covered by Seller’s insurance where the cost of restoration or replacement of such uninsured portion exceeds Fifty Thousand Dollars ($50,000.00), then the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected by fire or other casualty or if the Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the Seller shall assign to the Purchaser at the Closing the rights of the Seller to the proceeds, if any, under the Seller’s insurance policies covering the Property with respect to such damage or destruction (including, without limitation, rental loss proceeds attributable to the period on and after the Closing) and there shall be credited against the Purchase Price the amount of any deductible, any proceeds previously received by Seller on account thereof and any deficiency in proceeds.
          10.2 Condemnation. If, prior to the Closing, any part of any of the individual land making up any Property is taken by eminent domain (or is the subject of a threatened taking which has not yet been consummated), the Seller shall notify the Purchaser of such fact promptly after obtaining knowledge thereof. If such taking (or threatened taking) impacts a material part of any of the individual land making up any Property (i.e., five percent (5%) of the land or a portion of and/or interest in any Property comprising five percent (5%) or more of the value of any Property), then the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving of the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected or if the Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Property shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by the Seller prior to the Closing) and the Seller shall assign to the Purchaser at the Closing all of the Seller’s right, title and interest in and to all awards, if any, for the taking, and the Purchaser shall be entitled to receive and keep all awards for the taking of the Property or portion thereof.
          10.3 Survival. The parties’ obligations, if any, under this Section 10 shall survive the Closing.
     11. DEFAULT.
          11.1 Default by the Seller. If the transaction herein contemplated fails to close solely as a result of a default by Seller hereunder, the Purchaser may, as its sole remedy, either (a) terminate this Agreement and receive a refund of its Deposit, plus Purchaser’s actual documented out-of-pocket third party expenses incurred in conducting its due diligence with respect to the transaction contemplated by this Agreement, subject to a cap of One Hundred Thousand Dollars ($100,000.00), or (b) pursue an action for specific performance provided that Purchaser files such action in a court with appropriate jurisdiction within thirty (30) days of Seller’s default.
          11.2 Default by the Purchaser. IF THE TRANSACTION HEREIN CONTEMPLATED FAILS TO CLOSE AS A RESULT OF THE DEFAULT OF THE PURCHASER HEREUNDER, THEN SELLER’S SOLE AND EXCLUSIVE RIGHT AND REMEDY FOR SUCH BREACH SHALL BE TO TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO PURCHASER AND ESCROW AGENT IN WHICH EVENT ESCROW AGENT SHALL PAY THE DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER. THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER WOULD INCUR AS A RESULT OF THE BREACH BY PURCHASER OF ITS

OBLIGATION TO PURCHASE THE PROPERTY. THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SHALL CONSTITUTE LIQUIDATED DAMAGES IN ACCORDANCE WITH ALL LAWS APPLICABLE TO THIS TRANSACTION INCLUDING WITHOUT LIMITATION ALL LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER WAIVES ALL OTHER REMEDIES FOR PURCHASER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, PROVIDED HOWEVER NOTHING HEREIN SHALL LIMIT SELLER’S RIGHT TO RECOVERY FOR (i) PURCHASER’S INDEMNITY OBLIGATIONS; (ii) ANY RIGHT TO ATTORNEY’S FEES UNDER THIS AGREEMENT; (iii) DAMAGES RESULTING FROM PURCHASER MAKING A BAD FAITH FILING OF A LIS PENDENS AGAINST THE PROPERTY; (iv) ANY BREACH OF THE CONFIDENTIALITY PROVISIONS; OR (v) PURCHASER’S OBLIGATION TO PROVIDE COPIES OF PURCHASER’S DUE DILIGENCE DOCUMENTS TO ELLER.

Purchaser’s Initials	Seller’s Initials
     12. Miscellaneous.
          12.1 Brokers. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby other than CB Richard Ellis which Seller shall compensate under a separate written agreement if and only if the Closing occurs. Each party shall indemnify and hold harmless the other party and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys’ fees, charges and disbursements arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party. The provisions of this Section 12.1 shall survive the Closing.
          12.2 Publicity. The parties agree that, during the period prior to Closing, and except as otherwise required by law and except for the exercise of any remedy hereunder, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party (other than such party’s consultants, attorneys, experts, and prospective lenders and investors) without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Following the Closing, either party may publish the sale of the Property without approval of the other.

     12.3 Notices.
               (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).
               (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
(c) All such notices shall be addressed,

if to the Seller, to:	Cornerstone Realty Fund 1920 Main Street Suite 400 Irvine, CA 92614 Attn: Mr. Jon Carley/Dag Wilkinson, Esq. Telecopier No. (949) 250- 0592

with a copy to:	Rutan and Tucker, LLP 611 Anton Boulevard, 14th Floor Costa Mesa, CA 92626 Attn: Joe Maga, Esq. Telecopier No. (714) 546-9035

if to the Purchaser, to:	Rexford Industrial Fund V, L.P. 11620 Wilshire Boulevard, Suite 300 Los Angeles, CA 90025 Attn: Patrick Schlehuber Telecopier No. (310) 966-1690

with a copy to:	Silver & Freedman, APLC 2029 Century Park East, 19th Floor Los Angeles, CA 90067 Attn: Kenneth S. Fields, Esq. Telecopier No. (310) 282.2521

If to Escrow Agent, to:	First American Title Company National Commercial Services 5 First American Way, Santa Ana, CA 92707
Attn: Ms. Kathleen Huntsman Telecopier No. (714) 242-7479]
               (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.
          12.4 Waivers. Subject to the terms of the last paragraph of Section 6, any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right to at a later time enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.
          12.5 Assignment; Successors and Assigns. Subject to Section 12.14, this Agreement and all rights and obligations hereunder shall not be assignable, directly or indirectly, by any party without the written consent of the other, except that the Purchaser may assign this Agreement without Seller’s consent to any entity or entities owned in part and controlled or managed by Purchaser, provided that Purchaser shall give Seller written notice of such assignment at least five (5) days before the Closing Date; provided, however, that, in the event this Agreement shall be assigned by Purchaser to any one or more entities owned in part and controlled or managed by the Purchaser, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.
          12.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.
          12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. The parties may also exchange signatures by facsimile or electronic mail.
          12.8 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.
          12.9 Attorneys’ Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees and expert witness fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.
          12.10 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          12.11 Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.
          12.12 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of California.
          12.13 ARBITRATION. ANY PARTY HERETO MAY ELECT TO SUBMIT ANY DISPUTE HEREUNDER THAT HAS AN AMOUNT IN CONTROVERSY IN EXCESS OF $100,000 TO ARBITRATION HEREUNDER. ANY SUCH ARBITRATION SHALL BE CONDUCTED IN ORANGE COUNTY, CALIFORNIA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN PERTAINING AND THE DECISION OF THE ARBITRATORS WITH RESPECT TO SUCH DISPUTE SHALL BE BINDING, FINAL AND CONCLUSIVE ON THE PARTIES.
     WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES’ SHALL ATTEMPT TO AGREE ON A

MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE DISPUTED MATTER SHALL BE HEARD BY THE ARBITRATOR OR REFEREE SO APPOINTED NO LATER THAN TWENTY (20) DAYS AFTER SUCH APPOINTMENT. ARBITRATORS SHALL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS SHALL BE IN WRITING. THE PARTIES SHALL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR.
     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.
     THE FEES OF THE ARBITRATOR AND THE EXPENSES INCIDENT TO THE PROCEEDINGS SHALL BE BORNE EQUALLY BETWEEN THE SELLER AND THE PURCHASER, UNLESS THE ARBITRATORS DECIDE OTHERWISE. THE FEES OF RESPECTIVE COUNSEL ENGAGED BY THE PARTIES, AND THE FEES OF EXPERT WITNESSES AND OTHER WITNESSES CALLED FOR BY THE PARTIES, SHALL BE PAID BY THE RESPECTIVE PARTY ENGAGING SUCH COUNSEL OR CALLING OR ENGAGING SUCH WITNESSES.
     THE DECISION OF THE ARBITRATORS SHALL BE RENDERED WITHIN THIRTY (30) DAYS AFTER APPOINTMENT OF THE ARBITRATOR. SUCH DECISION SHALL BE IN WRITING AND IN DUPLICATE, ONE COUNTERPART THEREOF TO BE DELIVERED TO THE SELLER AND ONE TO THE PURCHASER. A JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY BE ENTERED UPON THE AWARD OF THE ARBITRATORS IN ACCORDANCE WITH THE RULES AND STATUTES APPLICABLE THERETO THEN OBTAINING.
     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE

GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION, AND WAIVE ANY APPLICABLE LAW THAT WOULD INVALIDATE THIS SECTION.

Purchaser’s Initials	Seller’s Initials
          12.14 Like-Kind Exchange. At either party’s request, the non-requesting party will take all actions reasonably requested by the requesting party in order to effectuate all or any part of the transactions contemplated by this Agreement a like-kind exchange for the benefit of the requesting party in accordance with Section 1031 of the Internal Revenue Code, including executing an instrument acknowledging and consenting to any assignment by the requesting party of its rights hereunder to a qualified intermediary or an exchange accommodation titleholder. In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, the requesting party may assign its rights under this Agreement to a “qualified intermediary” or an “exchange accommodation titleholder” in order to facilitate, at no cost or expense to the other, a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code; provided, however, that such assignment will not relieve the requesting party of any of its obligations hereunder. The non-requesting party will also agree to issue all closing documents, including the deed, to the applicable qualified intermediary or exchange accommodation titleholder if so directed by the requesting party prior to Closing. Notwithstanding the foregoing, in no event shall the non-exchanging party incur or be subject to any liability that is not otherwise provided for in this Agreement; the Closing Date shall not be delayed as the result of such exchange; all additional costs in connection with such exchange shall be borne by the exchanging party; and the exchanging party shall indemnify the non-exchanging party and hold the non-exchanging party harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to the non-exchanging party’s participation in such exchange. This Agreement is not subject to or conditioned upon the ability to consummate an exchange.
          12.15 Recording. Neither this Agreement nor any memorandum thereof may be recorded without the prior written consent of both parties.
          12.16 Non-liability of Representatives of Seller. No trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller. Purchaser shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation hereunder.
          12.17 Non-liability of Representatives of Purchaser. No trustee, officer, shareholder, employee or agent of Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Purchaser. Seller shall look only to the assets of Purchaser for the payment of any sum or the performance of any obligation hereunder.

          12.18 Waiver. The Purchaser hereby acknowledges that it is a sophisticated purchaser of real properties and that it is aware of all disclosures the Seller is or may be required to provide to the Purchaser in connection with the transactions contemplated hereby pursuant to any law, rule or regulation (including those of California and those of the states in which the Property is located).
          12.19 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the Seller and the Purchaser, the Seller and the Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to establish, confirm or otherwise evidence the Seller’s satisfaction of any disclosure obligations or to otherwise consummate the transactions contemplated hereby.
          12.20 IRS Real Estate Sales Reporting. Purchaser and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e). Escrow Agent shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Escrow Agent agrees to comply with the provisions of Executive Order 13224 regarding the Specially Designated Nationals Blocked Persons list.
          12.21 Entire Agreement. This Agreement and all Exhibits hereto and the instruments referred to herein contain the entire agreement and understanding between the parties hereto relating to the subject matter hereof.
          12.22 Interrelation. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties. The parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them as a result of the actual identity of the draftsman.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER: CORNERSTONE REALTY FUND, LLC, a California limited liability company

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, Its Managing Member

By:	CORNERSTONE VENTURES, INC., a California corporation, Its Managing Member

By:	/s/ Terry Roussel
	Name:	Terry Roussel
Its: Authorized Signatory

PURCHASER: REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership

By:	REXFORD FUND V MANAGER, LLC, a Delaware limited liability company, Its Manager

By:	REXFORD SPONSOR LLC, a Delaware limited liability company, Its Manager

By:	/s/ Howard Schwimmer
Howard Schwimmer
Its: Manager

EXHIBIT “A”
Land
[See attached legal description for each of 6 properties.]
EXHIBIT “A”

Legal Description of Arrow Business Center
15705 & 15709 Arrow Highway, Irwindale, CA
The land referred to in this Commitment is situated in the City of Irwindale, County of Los Angeles, State of California, and is described as follows:
PARCELS 18 AND 19 OF PARCEL MAP NO. 17703, IN THE CITY OF IRWINDALE, AS PER MAP FILED IN BOOK 194, PAGES 83 TO 36 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 8619-001-047 and 048
EXHIBIT “A”

Legal Description of Normandie Business Center
20922 — 20924 Normandie Avenue, Torrance, CA
The land referred to in this Commitment is situated in the unincorporated area, County of Los Angeles, State of California, and is described as follows:
THAT PORTION OF PARCEL 2 AS SHOWN ON PARCEL MAP NO. 4964, FILED IN BOOK 58 PAGE 29 OF PARCEL MAPS, AND THAT PORTION OF LOT 4 OF TRACT 6378, AS PER MAP RECORDED IN BOOK 68 PAGES 1 AND 2 OF MAPS, BOTH IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHWEST CORNER OF PARCEL 2 OF SAID PARCEL MAP NO. 4964; THENCE SOUTH 0° 02’ 16” EAST, ALONG THE WESTERLY LINE OF SAID PARCEL 2,482.48 FEET TO THE NORTHERLY LINE OF LOT 4 OF SAID TRACT 6378; THENCE NORTH 89° 52’ 37” WEST, ALONG SAID NORTHERLY LINE, 2.00 FEET TO THE EASTERLY LINE OF THE WESTERLY 5.00 FEET OF SAID LOT 4; THENCE SOUTH 0° 02’ 16” EAST ALONG SAID EASTERLY LINE, 57.30 FEET; THENCE NORTH 89° 57’ 44” EAST 206.60 FEET; THENCE NORTH 0° 02’ 16” WEST, 220.00 FEET; THENCE NORTH 89° 57’ 44” EAST 28.39 FEET TO THE SOUTHERLY PROLONGATION OF THAT CERTAIN EASTERLY LINE OF SAID PARCEL 2 SHOWN ON SAID PARCEL MAP NO. 4964 AS HAVING A BEARING AND DISTANCE OF “NORTH 02° 02’ 16” WEST, 282.14 FEET”; THENCE NORTH 0° 02’ 16” WEST, ALONG SAID PROLONGATION AND SAID EASTERLY LINE, 321.93 FEET TO THE MOST NORTHERLY NORTHEAST CORNER OF SAID PARCEL 2; THENCE SOUTH 89° 25’ 57” WEST, ALONG THE NORTHERLY LINE OF SAID PARCEL 2, 233.00 FEET TO THE POINT OF BEGINNING.
SAID LAND IS ALSO DESCRIBED AS “PARCEL 1” IN THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED JUNE 10, 1993 AS INSTRUMENT NO. 93-1107925 IN THE OFFICIAL RECORDS OF SAID COUNTY.
EXCEPT ALL MINERALS, ORES, PRECIOUS AND USEFUL METALS, SUBSTANCES AND HYDROCARBONS OF EVERY KIND AND CHARACTER, INCLUDING THE PETROLEUM, OIL, GAS, ASPHALTUM AND TAR, IN AND UNDER SAID LAND, 500 FEET BELOW THE SURFACE, BUT
WITHOUT THE RIGHT TO USE THE SURFACE OF SAID LAND IN CONNECTION WITH THE DEVELOPMENT THEREOF, PROVIDED, HOWEVER, THE SAME SHALL NOT BE CONSTRUED TO PROHIBIT SLANT DRILLING OPERATIONS OR SUCH OTHER OPERATIONS WHICH IN NO WAY USE OR IN ANY WAY AFFECT THE SURFACE RIGHTS OF SAID LAND AND WHICH DO NOT ENTER SAID LAND AT A POINT LESS THAN 500 FEET TO SAID SURFACE, AS RESERVED BY JOHN A. BERTON, PAUL D. MC CLAUGHRY AND DUANE FASH, AS TRUSTEES FOR THE SULLY-MILLER CONTRACTING CO., PROFIT SHARING TRUST, IN DEED RECORDED MARCH 17, 1975 AS INSTRUMENT NO. 955.
APN: 7348-015-030
EXHIBIT “A”

Legal Description of Paramount Business Center
6407 & 6423 Alondra Blvd, Paramount, CA
The land referred to in this Commitment is situated in the City of Paramount, County of Los Angeles, State of California, and is described as follows:
Parcel A:
Parcel 9 of Parcel Map No. 13813, in the City of Paramount, County of Los Angeles, State of California, as shown on a map filed in Book 155, Pages 63 and 64 of Parcel Maps, in the office of the County Recorder of said county.
Parcel B:
Parcel 10 of Parcel Map No. 13813, in the City of Paramount, County of Los Angeles, State of California, as shown on a map filed in Book 155, Pages 63 and 64 of Parcel Maps, in the office of the County Recorder of said county.
Parcel C:
A non-exclusive easement for ingress and egress and incidental purposes over those portions of Parcels 1 to 12, inclusive, of Parcel Map No. 13813, filed in Book 155, Pages 63 and 64 of Parcel Maps and Parcel 2 of Parcel Map No. 13658, filed in Book 137, Pages 95 and 96 of Parcel Maps and Parcels 3 and 4 of Parcel Map No. 16925, filed in Book 187, Pages 74 to 76 of Parcel Maps included within those areas shown and defined as “Private Drive” in the Supplemental Declaration of Covenants, Conditions and Restrictions, recorded September 16, 1986 as Instrument No. 861221611 of Official Records of Los Angeles County, California.
Parcel D:
A non-exclusive easement for ingress, egress, drainage, utilities, water and sewer purposes over those portions of Parcels 3 and 4 as shown on said Parcel Map No. 16925 within the “Private Drive - Fire Lane(s)” as shown on said map.
Parcel E:
Easements for pedestrian and vehicular access, ingress and egress and other matters as set forth in Section VIII (Easements) of that certain Declaration of Covenants, Conditions and Restrictions dated May 25, 1984, and recorded as Instrument No. 84-626629, as modified by that certain Supplemental Declaration of Covenants, Conditions and Restrictions (Paramount Business Park) dated June 15, 1986, and recorded September 16, 1986 as Instrument No. 86-1221611, and further modified by that certain First Amendment to Declaration of Covenants, Conditions and Restrictions (Paramount Business Park) dated February 12, 1991, and recorded April 24, 1992 as Instrument No. 92-737923, all of Official Records of Los Angeles County, California.
APN: 6239-015-009 (Affects: Parcel A) and 6239-015-010 (Affects: Parcel B)
EXHIBIT “A”

Legal Description of Shoemaker Industrial Park
14932 Shoemaker Avenue, Santa Fe Springs, CA
The land referred to in this Commitment is situated in the City of Santa Fe Springs, County of Los Angeles, State of California, and is described as follows:
THAT PORTION OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 20, TOWNSHIP 3 SOUTH, RANGE 11 WEST, IN THE RANCHO LOS COYOTES, IN THE CITY OF SANTA FE SPRINGS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON A COPY OF MAP RECORDED IN BOOK 41819 PAGE 141, ET SEQ., OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY AS SET FORTH IN THE LOT LINE ADJUSTMENT RECORDED AUGUST 28, 2002 AS DOCUMENT NO. 02-2026133, DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHWEST CORNER OF SAID NORTHEAST QUARTER; THENCE NORTH 0° 11’ 20” EAST ALONG THE WEST LINE THEREOF, 554.28 FEET TO THE SOUTHWESTERLY LINE OF THE RIGHT-OF-WAY OF THE SOUTHERN PACIFIC RAILROAD COMPANY THROUGH SAID SECTION; THENCE SOUTH 57° 13’ 36” EAST ALONG SAID SOUTHWESTERLY LINE 1006.18 FEET TO THE SOUTH LINE OF SAID NORTHEAST QUARTER; THENCE SOUTH 89° 12’ 00” WEST ALONG SAID SOUTH LINE 847.91 FEET TO THE POINT OF BEGINNING.
EXCEPT THAT PORTION OF SAID LAND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE WEST LINE OF SAID NORTHEAST QUARTER DISTANT NORTH 0° 11’ 20” EAST THEREON 127.02 FEET FROM THE SOUTHWEST CORNER OF SAID NORTHEAST QUARTER; THENCE NORTH 0° 11’ 20” EAST ALONG SAID WEST LINE 427.26 FEET TO THE SOUTHWESTERLY LINE OF THE RIGHT-OF-WAY OF THE SOUTHERN PACIFIC RAILROAD COMPANY, THROUGH SAID SECTION; THENCE SOUTH 57° 13’ 36” EAST ALONG SAID SOUTHWESTERLY LINE 163.17 FEET; THENCE SOUTH 00° 12’ 23” WEST 42.00 FEET; THENCE SOUTH 01° 24’ 36” WEST 54.00 FEET; THENCE SOUTH 00° 12’ 23” WEST 242.90 FEET TO A POINT ON A LINE WHICH BEARS NORTH 89° 58’ 44” EAST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LAST MENTIONED LINE SOUTH 89° 58’ 44” WEST 136.25 FEET TO THE POINT OF BEGINNING.
ALSO EXCEPT THE WESTERLY 15.00 FEET OF SAID LAND FOR ROADS, RAILROADS AND DITCHES AS RESERVED IN THE DEED RECORDED IN BOOK 934 PAGE 310 OF DEEDS.
ALSO EXCEPT AN UNDIVIDED ONE-HALF INTEREST IN AND TO ALL MINERALS, OIL, GAS, GASOLINE AND OTHER HYDROCARBON SUBSTANCES ON, IN AND UNDER THE LAND DESCRIBED HEREIN AND WHICH MAY BE PRODUCED AND SAVED THEREFROM AS RESERVED IN DEED FROM CENTRAL CALIFORNIA LIVESTOCK, INCORPORATED, A CORPORATION, RECORDED MAY 22, 1956.
APN: 7005-001-038
EXHIBIT “A”

Legal Description of Interstate Commerce Center
2515 West Erie Street, Tempe, AZ
PARCEL NO. 1:
LOTS 1 THROUGH 4, INCLUSIVE, OF INTERSTATE CENTER, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 320 OF MAPS, PAGE 50.
PARCEL NO. 2:
A NONEXCLUSIVE EASEMENT FOR INGRESS AND EGRESS, PARKING AND OTHER PURPOSES BY OR PURSUANT TO THAT CERTAIN “RECIPROCAL EASEMENT AGREEMENT” RECORDED AUGUST 20, 1984, IN DOCUMENT NO. 84-364186 OF OFFICIAL RECORDS OF MARICOPA COUNTY, ARIZONA;
EXCEPT ANY PORTION THEREOF LYING WITHIN PARCEL NO. 1.
EXHIBIT “A”

Legal Description of 500-560 Zenith
500-560 Zenith Drive, Glenview, IL
The land referred to in this Commitment is described as follows:
Parcel 1:
That part of Lot 1 (except the South 33 feet) in Levernez Brothers Subdivision of a part of the Northeast 1/4 of Section 9, Township 41 North, Range 12, East of the Third Principal Meridian, described as follows:
Beginning at a point on the East line of Lot 1 (except the South 33 feet) 317.60 feet Northeasterly of the Southeast corner of Lot 1 (except the South 33 feet) thence Northerly 233.40 feet to a point on the North line of said Lot 1, said point being 144.04 feet West of the Northeast corner of said Lot; thence East along the North line of said Lot, 144.04 feet to the Northwesterly line of the right of way of the Chicago and Northwestern Railway right of way; thence Southwesterly along said Northwesterly right of way line to the point of beginning, in Cook County, Illinois.
Parcel 2:
That part of the North 24 Rods of the Northeast Fractional Quarter of Fractional Section 9, Township 41 North, Range 12, East of the Third Principal Meridian, bounded and described as follows: Commencing at the point of intersection of the North line of said Section with the Northwesterly line of the Des Plaines Valley Railroad; thence Southwesterly along the Northwesterly line of said railroad to the South line of said North 24 rods; thence West along the South line of said North 24 rods, a distance of 184.3 feet; thence North along a straight line which crosses the South line of the North 50 feet of said Section at a point 408.99 feet West of the Northwesterly line of said railroad to the North line of said Section; thence Easterly along the North line of said Section to the point of beginning (excepting therefrom that part taken for highway; and excepting from said tract of land that part falling within the following described premises:
Beginning at a point on the South right of way line of Central Road (50 feet South of the North line of Section 9), 408.99 feet West of the Northwest right of way line of the Des Plaines Valley Railroad; from said point thence with an angle of 86 degrees 50 minutes 35 seconds to the left from said South right of way line extended West 346.52 feet; thence with an angle of 93 degrees 9 minutes 25 seconds to the left from the proceeding course extended, 25.04 feet; thence with an angle of 86 degrees 50 minutes 35 seconds to the left from the preceding course extended, 346.52 feet; thence with and angle of 93 degrees 9 minutes 25 seconds to the left from the preceding line extended 25.04 feet to the point of beginning.
EXHIBIT “A”

EXHIBIT “B”
General Assignment and Assumption
(See attached copy)
EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS
     This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of _____________, 2011 (“Effective Date”) by and between CORNERSTONE REALTY FUND, LLC, a California limited liability company (“Assignor”), and REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership (“Assignee”).
RECITALS
     A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of September 1, 2011, with respect to that certain real property (the “Property”) more specifically described in “Exhibit A” attached hereto and made a part hereof.
     B. Concurrently with the execution and delivery of this Assignment, Assignor is conveying the Property to Assignee.
     C. Assignor desires to assign, transfer and convey to Assignee to the extent assignable, and Assignee desires to obtain, all of Assignor’s right, title, interest, liabilities and obligations in and to the Contracts (as hereinafter defined).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     As of the Effective Date Assignor does hereby sell, assign, convey and transfer unto Assignee, to the extent assignable, all of Assignor’s right, title, interest, liabilities and obligations in and to the service contracts and assignable equipment leases (“Contracts”) described on “Exhibit B” attached hereto and made a part hereof, provided, however, that Assignor makes no representation or warranty with respect to the assignability of same, except as may be expressly provided in the Purchase Agreement.
     By execution of this Assignment, as of the Effective Date Assignee unconditionally assumes and agrees to perform all of the covenants, agreements, liabilities and obligations under the Contracts binding on Assignor or the Property to the extent such liabilities and obligations arise out of facts or circumstances occurring after the Effective Date.
     ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.
     EXECUTED to be effective ___, 2011.
EXHIBIT “B”

ASSIGNOR:

CORNERSTONE REALTY FUND, LLC,
a California limited liability company

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, Its Managing Member

By:	CORNERSTONE VENTURES, INC., a California corporation, Its Managing Member

By:
Name:
Its:
ASSIGNEE:
REXFORD INDUSTRIAL FUND V, L.P.,
a Delaware limited partnership

By:	REXFORD FUND V MANAGER, LLC, a Delaware limited liability company, Its Manager

By:	REXFORD SPONSOR LLC, a Delaware limited liability company, Its Manager

By:
Howard Schwimmer
Its: Manager

Exhibit A to Assignment and Assumption of Contracts
LEGAL DESCRIPTION

Exhibit B to Assignment and Assumption of Contracts
EQUIPMENT LEASES

EXHIBIT “C”
Assignment and Assumption of Leases
[See attached copy.]
EXHIBIT “C”

ASSIGNMENT AND ASSUMPTION OF LEASES
     This ASSIGNMENT AND ASSUMPTION OF LEASES is hereby entered into as of __________________, 2011 (“Effective Date”), by and between CORNERSTONE REALTY FUND, LLC, a California limited liability company (“Assignor”), and REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership (“Assignee”).
     1. Assignment. As of the Effective Date Assignor does hereby sell, assign, transfer and set over unto Assignee, without representation or warranty of any kind or nature whatsoever, express or implied, all of Assignor’s interest as landlord in and to (i) all leases of all or any portion of the buildings or other improvements located on the land described on Exhibit “1” attached hereto and made a part hereof (the “Property”), which leases are more particularly described in Exhibit “2” attached hereto and made a part hereof, and all guaranties of, or relating to, those leases and/or any portion of any lease, if any (collectively, the “Leases”), and (ii) all security deposits, advanced rentals and all letters of credit, paid or deposited by tenants or occupants under the Leases (the “Security Deposits”). The term “Leases” also includes Seller’s interest in expired leases previously affecting the Property to the extent Purchaser must succeed to the rights under such leases in order to enforce the indemnity, defense, and other obligations of the lessee thereunder with respect to injury to persons or damage to property (including, without limitation, with respect to hazardous materials or toxic waste).
     2. Assumption. Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, and (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in Leases to be kept, paid, performed, observed and discharged by the landlord thereunder to the extent arising out of facts and circumstances first arising on or after the Effective Date, including without limitation, the payment of all broker’s commissions and tenant improvement allowances, as and to the extent provided in the Purchase and Sale Agreement for the Property between Assignor and Assignee dated August __, 2011.
     3. Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement or interpretation of any of the terms and conditions to this Assignment, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.
     4. Successors. This Assignment shall inure to the benefit of Assignor and Assignee, and their respective heirs, assigns and successors in interest.
     5. Counterparts. This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.
     IN WITNESS WHEREOF, this Assignment of Leases, has been executed by Assignor and Assignee as of the ____ day of __________, 2011.
EXHIBIT “C”

ASSIGNOR: CORNERSTONE REALTY FUND, LLC, a California limited liability company
By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, Its Managing Member

By:	CORNERSTONE VENTURES, INC., a California corporation, Its Managing Member

By:
Name:
Its:

ASSIGNEE: REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership
By:	REXFORD FUND V MANAGER, LLC, a Delaware limited liability company, Its Manager

By:	REXFORD SPONSOR LLC, a Delaware limited liability company, Its Manager

By:
Howard Schwimmer
Its: Manager
EXHIBIT “C”

EXHIBIT 1
EXHIBIT “C”

EXHIBIT 2
EXHIBIT “C”

EXHIBIT “D”
Bill of Sale
[See attached copy.]
EXHIBIT “D”

BILL OF SALE
     This BILL OF SALE (this “Bill of Sale”) is made as of the _____ day of __________________, 2011 (“Effective Date”), by and between CORNERSTONE REALTY FUND, LLC, a California limited liability company (“Assignor”), and REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership (“Assignee”).
     For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
     1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following as of the Effective Date. To the extent assignable, all right, title and interest of Assignor in and to all tangible personal property (“Personalty”) located on, and used in connection with the management, maintenance or operation of that certain land and improvements located on the real property, as more particularly described in Exhibit “1” hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property.
     2. This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of August __, 2011, between Assignor and Assignee. Except as set forth in the Purchase Agreement, the Personalty conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITH ALL FAULTS AND EXCLUDES ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE.
     3. Assignee hereby accepts the assignment of the Personalty and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder to the extent arising out of facts and circumstances first arising on or after the Effective Date hereof.
[Signatures set forth on following page.]
EXHIBIT “D”

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR: CORNERSTONE REALTY FUND, LLC, a California limited liability company
By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, Its Managing Member

By:	CORNERSTONE VENTURES, INC., a California corporation, Its Managing Member

By:
Name:
Its:

ASSIGNEE: REXFORD INDUSTRIAL FUND V, L.P., a Delaware limited partnership
By:	REXFORD FUND V MANAGER, LLC, a Delaware limited liability company, Its Manager

By:	REXFORD SPONSOR LLC, a Delaware limited liability company, Its Manager

By:
Howard Schwimmer
Its: Manager

EXHIBIT “E”
Notices to Tenants
[See attached copy.]
EXHIBIT “E”

NOTICE TO TENANTS
_____________________, 2011
_______________________________
_______________________________
_______________________________
_______________________________
Dear __________:
     You are hereby notified that _____________________ (“Seller”), the current owner of __________________ (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to _______________________ (“New Owner”), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $____________ (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) arising after the above date. New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.
     Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease arising after the above date, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.
     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:
_______________________________
_______________________________
_______________________________
_______________________________
EXHIBIT “E”

Please immediately forward a new certificate of insurance naming New Owner as an additional insured under your liability policy as required by your lease.

Very truly yours, SELLER: _____________________________________________, a ______________________
By:
Name:
Title:

NEW OWNER: _____________________________________________, a _________________________
By:
Name:
Title:

EXHIBIT “F”
Form of Estoppel Certificate
[See attached copy.]
EXHIBIT “F”

TENANT ESTOPPEL CERTIFICATE
          THIS TENANT ESTOPPEL CERTIFICATE (this “Agreement”) is made as of ___________, 2011 by _____________________, a ____________________, having an address at ____________________ (“Tenant”), in favor of (i) ________________, having an address at ________________ (together with its successors and assigns, “Lender”) and (ii) ________________ a ______________ ____________, having an address at ________________ _______________ _______ _________ (“Buyer”).
          A. Buyer intends to obtain a loan from Lender in connection with its acquisition of the Property described in Exhibit A, attached hereto, (the “Property”) which will be secured by a deed of trust/mortgage and security agreement (the “Security Instrument”) recorded against the Property; and
          B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated _________________, ____ between __________________ (such party, together with its successors and assigns with respect to the Lease (defined below), “Landlord”), as landlord, and Tenant, as tenant, as amended and/or assigned by _____________________ ([collectively,] the “Lease”).
AGREEMENT:
          As of the date hereof, Tenant certifies to and agrees with (i) Lender, from and after the funding of the loan referenced in Recital B above and for so long as the Security Instrument encumbers the Property, and (ii) Buyer, as follows:
          1. The Lease covers _______ square feet [Suite ____] [store no. ________] (the “Leased Premises”) at the Property. A true and correct copy of the Lease is attached hereto as Exhibit B.
          2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as set forth above. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Property.
          3. Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. Tenant has no right to “go dark” under the Lease except as follows: ___________________________. If a right to “go dark” is indicated in the previous sentence, Tenant has not exercised such right. Tenant is in physical occupancy of the entire Leased Premises and is open for business. The term of the Lease commenced on _________________, _____, and expires on ______________, ____, subject to the following renewal options: _________________________________________________________________________________________________________________.
          4. The monthly fixed rent is equal to, monthly minimum or basic rent under the Lease in the amount of $__________ plus additional rent including, percentage rent in accordance with the following terms ______________________, Tenant’s proportionate share of real estate taxes, insurance and operating expenses and other sums or charges and all such amounts have been paid in full through the month of _____________ and no such rents, additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof and Tenant agrees not to pay such rents, additional rents, percentage rents or other sums or charges more than one (1) month in advance unless otherwise specified in the Lease. Tenant agrees that upon notification by Lender in writing that rental payments are to be made to Lender because of a default under the loan made by Lender to Buyer, Tenant will cease making rental payments to Landlord, or its successors and assigns, and will begin making such rental payments directly to Lender.
          5. The amount of the security deposit is $____________.
          6. To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant or Landlord under the Lease. Tenant is not in default under the Lease.
          7. Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease.
          8. All improvements required to be completed by Landlord have been completed and there are no contributions, credits, free rent, rent abatements, deductions or other sums due to Tenant from Landlord.
          9. Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.
          10. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property. Tenant does not have any right or option for additional space at the Property.
          11. Since the date of the Lease, there has been no material adverse change in the financial condition of the Tenant, and there are no voluntary actions or, to Tenant’s best knowledge, involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.
          12. If Lender or its designee succeeds to Landlord’s interest in the Property or if a sale by power of sale or foreclosure occurs, Tenant shall attorn to Lender, its designee or a purchaser at such sale as its landlord, and the Lease shall continue in full force and effect as a direct lease between Lender (or such designee or purchaser) and Tenant upon all of the terms, covenants and conditions set forth in the Lease; provided, however, that Lender (or such designee or purchaser) shall not be (i) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (ii) liable for any accrued obligation of Landlord, or for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (iii) required to make any repairs to the Property or the Leased Premises required as a result of fire or other casualty or by reason of condemnation unless Lender (or such designee or purchaser) shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (iv) required to make any capital improvements to the Property or the Leased Premises which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the Leased Premises, (v) subject to any offsets or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Lender shall become the owner of the Property, (vi) bound by any rent which Tenant may have paid for more than the current month to any prior landlord, or (vii) liable for the return of any security deposit posted by Tenant unless actually received by Lender (or such designee or purchaser) and required to be returned pursuant to the terms of the Lease.
          13. Tenant has no right to terminate the Lease except, to the extent specifically contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.
          14. Tenant will not seek to terminate the Lease or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of Landlord, until Tenant shall have given written notice of such act or omission to Lender at the address set forth above. Tenant will accept performance by Lender of any term of the Lease required to be performed by Landlord, with the same force and effect as though performed by Landlord, although Lender shall in no event be required to do so. Lender shall have a reasonable time after actual receipt of any notice of default by Landlord within which to cure any such default.
          15. Tenant agrees that the Lender shall not be bound by any modification or amendment to the Lease which was not consented to by Lender and that Lender, its designee and any purchaser at a sale mentioned in paragraph 13 above will not be bound by any modification of the Lease including, without limitation, any reduction in rent or term, unless Lender has consented thereto.
          16. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof (including, without limitation, all terms, covenants and provisions with respect to the disposition of any casualty insurance proceeds or condemnation awards) and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Security Instrument, and to the lien thereof and all terms, covenants and conditions set forth in the Security Instrument, including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.
          The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Agreement on behalf of Tenant.
          Tenant acknowledges that Buyer will rely on this Agreement in connection with Buyer’s acquisition of the Property and that Lender will rely on this Agreement in making a loan or otherwise extending credit to Buyer. The information contained in this Agreement shall be for the benefit of Buyer and Lender and their respective successors and assigns.

{Signature Page Follows}

          IN WITNESS WHEREOF, Tenant has executed this Agreement as of the day and year first written above.
[SIGNATURE BLOCK OF TENANT]